                         SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C.  20549


                                      FORM 8-K

                                   CURRENT REPORT


                      Pursuant to Section 13 or 15 (d) of the
                          Securities Exchange Act of 1934


                                 September 10, 1998
               -------------------------------------------------------
                   Date of Report (Date of Earliest Event Reported)



                             INTERNATIONAL PAPER COMPANY
               -------------------------------------------------------
                (Exact name of Registrant as specified in its charter)



    NEW YORK                          1-3157                    13-0872805
---------------                   --------------          ----------------------
  (State of                        (Commission               (IRS Employer
Incorporation)                        File)               Identification Number)



                     Two Manhattanville Road, Purchase, NY  10577
               --------------------------------------------------------
                       (Address of Principal executive offices)


                                     914-397-1500
                                ---------------------
                                   (Telephone No.)
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                         SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C.  20549

ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

          N/A

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

          N/A

ITEM 3.   BANKRUPTCY OR RECEIVERSHIP

          N/A

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

          N/A

ITEM 5.   OTHER EVENTS

       -  BY-LAW AMENDMENT

          On September 8, 1998, the Company's By-Laws were amended as follows:

          Article I, Section 7 revised the number of days' notice required for business to be brought before the meeting.

          Article II, Section 9 revised the number of days' notice required for nomination of directors.

       -  POSSIBLE OIL AND GAS IMPAIRMENT CHARGE

          Based on our current estimates of oil and gas prices at the end of the third quarter, applying the full cost ceiling test required by the Securities and Exchange Commission (the "SEC") would require a non-cash impairment charge of $75 million, pre-tax.

          Under the SEC accounting procedures, capitalized oil and gas property costs are limited to the present value of future net revenues from estimated production of proved oil and gas reserves at current prices discounted at 10% plus the value of unproved properties.

          The actual impairment charge, if any, would depend on the actual oil and gas prices at the end of the third quarter, which could be higher or lower than our current estimates.


ITEM 6.   RESIGNATIONS OF REGISTRANT'S DIRECTORS

          N/A

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          (a)  Financial Statements:

          N/A

          (b)  Pro Forma Financial Information:

          N/A


          (c)  Exhibits

               (3) (ii)  By-Laws of International Paper Company as amended
                September 8, 1998.

          ITEM 8.   CHANGES IN FISCAL YEAR

          N/A


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                                      SIGNATURE
                                      ---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                   INTERNATIONAL PAPER COMPANY
                                   (Registrant)



Date:  September 10, 1998          /s/ CAROL M. SAMALIN
       Purchase, New York          ----------------------------------
                                   Carol M. Samalin
                                   Assistant Secretary